CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30697, 33-44115, 33-31819, 33-23504, 33-07499,
2-89925,   33-10106,   33-38044,   33-38044,  33-16987)  of  Compaq   Computer
Corporation of our report dated January 21, 1997, appearing on page 54 of the Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statements Schedules, which appears on page 13 of the Compaq Computer Corporation Annual Report on Form 10-K for the year ended December 31, 1996.



/s/  Price  Waterhouse  LLP
---------------------------
PRICE  WATERHOUSE  LLP

Houston,  Texas
July  9,  1997